Exhibit 99.1

International Star Inc. Announces New Director and Upcoming Annual Shareholders Meeting

For Immediate Release

Mount Pleasant, Tex./EWORLDWIRE/Nov. 20, 2006 --- International Star, Inc. (OTCBB: ILST.BB) announces the appointment of John Tuma to its Board of Directors. Mr. Tuma has been the President and CEO of ARKLA Disposal Services, Inc., a water treatment and processing company, since February of 2001. From 1998 to January 2001, Mr. Tuma was the founder, President and CEO of Southwest Vacuum Services, Inc., which provided transportation of non-hazardous and hazardous waste water generators in Houston, Texas, and Shreveport, Louisiana. From 1994 to 1998, Mr. Tuma was the President and CEO of Re-Claim Environmental, Inc., where he operated two waste water facilities. Mr. Tuma’s years of business and professional experience will bring additional strength and energy to the board and contribute to the strategic development of the company.

Mr. Tuma fills the vacancy in our Board left by Mr. Kamal Alawas, who resigned for personal reasons. Prior to his appointment to the Board, Mr. Tuma was already listed as a Director Nominee in our proxy statement for our upcoming annual meeting.

ANNUAL SHAREHOLDERS MEETING

ILST Shareholders are cordially invited to attend the annual meeting of shareholders of International Star, Inc. on December 1, 2006 at 10:00 a.m. (local time) in the Ark-La-Tex Room at the Sam’s Town Hotel & Casino located at 315 Clyde Fant Parkway, Shreveport, Louisiana 71101. Sam’s Town is offering special room rates for ILST Shareholders for the Thursday, November 30, 2006, preceding the Shareholder meeting. If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of November 6, 2006 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of November 6, 2006, such as your most recent account statement prior to December 1, 2006, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. The meeting will begin at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for check-in procedures.

About International Star, Inc.

International Star, Inc. (OTCBB: ILST.BB) plans to move it’s corporate office to a location that will put the company in a better location to move towards processing the ore from the Detrital Wash and Wikieup properties along with ore from other sources. Currently International Star, Inc is temporarily headquartered in Mount Pleasant, Texas. You may communicate directly with any member or members of our Board of Directors by sending the communication to International Star, Inc., at 301 Alexander Road, Mount Pleasant, Texas 75455 Telephone: (903) 563-3030 Facsimile: (903) 575-1259, to the attention of our Board of Directors, generally, or directed to the specific Director or Directors with whom you wish to communicate. We relay communications addressed in this manner as appropriate. Communications addressed simply to our Board of Directors are relayed to our Chairman of the Board for handling.

International Star, Inc is an exploration stage company with no reserves or mining operations. Since 1998 it has been embarked on the acquisition of mineral claims, principally in Mohave County, Arizona. Currently International Star is focusing on the exploration of its Detrital Wash property, located near Marker 22 in Mohave County.

More information about International Star can be obtained by contacting Dottie Wommack by e-mail at ir@istarnevada.com.

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.
These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements.